EXHIBIT 99.1
GoPro Announces First Quarter 2018 Results
Revenue of $202 Million with 3% Unit Growth YoY
Launched $199 Entry-Level HERO Camera
Fusion Captured 41% of the Spherical Camera Market in North America
Instagram Partnership Enables Sharing Straight from the GoPro App to Instagram Stories
GoPro is the #1 Selling Camera in North America for the 17th Straight Quarter

SAN MATEO, Calif., May 3, 2018 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2018.

“Our first quarter was driven by strong sell-through of HERO5 Black and HERO6 Black, along with the launch of our new $199 entry-level HERO. Initial demand for HERO is promising and we expect it to improve as large retail partners like Target and Walmart begin selling the product in the second quarter,” said Nicholas Woodman, GoPro CEO and founder. “Our first quarter performance makes it clear that there is significant demand for GoPro, at the right price. We began to step up marketing programs in March which, coupled with overall expense controls, solid channel management and second half new product launches, gives us confidence for a successful 2018 for GoPro.”

Recent GoPro Highlights

•
Revenue was $202 million, down 7% YoY, while unit growth was up 3% YoY. GoPro reduced GAAP operating expenses by $37 million, or 24%, year-over-year. GoPro reduced non-GAAP operating expenses by $37 million, or 28% year-over-year. In 2018, GoPro is targeting non-GAAP operating expenses below $400 million — a cumulative reduction of more than $300 million since 2016.

•	In the U.S., GoPro held 86% and 95% of the action camera category by unit and dollar volume, respectively, in Q1 2018 according to NPD.

•	GoPro is the #1 selling camera in the overall digital imaging category for the 17th straight quarter in North America.

•	In Europe, GoPro held 44% and 72% of the action camera category by unit and dollar volume, respectively, in Q1 2018, according to GfK.

•	In APAC, GoPro market share of the action camera category increased in unit and dollar volume from 45% to 52% and from 63% to 65% quarter-over-quarter, respectively, according to GfK.

•	In Korea and Japan, unit sell-through grew by 46% and 22% respectively quarter-over-quarter, according to GfK.

•	Fusion captured 41% of the spherical camera market on a dollar basis, according to NPD. Fusion also won gold at the 2018 Edison Awards.

•	$199 entry-level HERO launched on March 29. Distribution will expand to Target, Walmart and others in Q2.

•	‘Plus’ subscription service has 147,000 active paying subscribers, up 17% since December 31st.

•	Eve Saltman was appointed General Counsel and Vice President, Corporate/Business Development.

•	GoPro content was viewed 148 million times on social media, up more than 8% year-over-year. GoPro’s YouTube channel increased 4% in organic viewership year-over-year with 76 million views in Q1.

•
On Instagram, GoPro added 245K new followers in Q1, reaching a total of 15 million. GoPro gained more than half a million new social media followers in Q1, growing its total following to 36 million across all platforms.

•	Shorty Awards. GoPro won “Best Overall Brand on Instagram” at the coveted 2018 Shorty Awards.

•
Instagram Stories Integration announced on May 1 at Facebook’s F8 conference. GoPro and Instagram partnered to enable GoPro users to share their content directly from the GoPro App to Instagram Stories.

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2018	2017	% Change
Revenue	$202,346	$218,614	7.4%
Gross margin
GAAP	22.2%	31.4%	920 bps
Non-GAAP	24.3%	32.3%	800 bps
Operating loss
GAAP	$(74,739)	$(88,215)	15.3%
Non-GAAP	$(44,520)	$(60,287)	26.2%
Net loss
GAAP	$(76,347)	$(111,150)	31.3%
Non-GAAP	$(47,364)	$(62,783)	24.6%
Diluted net loss per share
GAAP	$(0.55)	$(0.78)	29.5%
Non-GAAP	$(0.34)	$(0.44)	22.7%
Adjusted EBITDA	$(34,537)	$(45,669)	24.4%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (877) 741-4253 or (719) 457-2604, access code 2677779, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world celebrate and share itself in immersive and exciting ways.
GoPro, HERO, Karma, Quik, QuikStories and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense and the tax impact of these items. Reconciliations of 2018 target GAAP to non-GAAP gross margin, operating expenses and tax expense have not been provided because doing so would require an unreasonable effort due to the unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future period. When planning, forecasting and analyzing gross margin, operating expenses and tax expense for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements in this press release include, but are not limited to, expectations regarding our business outlook for 2018. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including our 2018 roadmap for new hardware and software products and major new software features) and transitions; any inability to manage our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue; the effect of a decrease in the sales or change in sales mix of these products; the effect of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission and as supplemented by Item 1A. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2018	2017
Revenue	$202,346	$218,614
Cost of revenue	157,430	150,048
Gross profit	44,916	68,566

Operating expenses:
Research and development	50,979	66,166
Sales and marketing	49,170	67,856
General and administrative	19,506	22,759
Total operating expenses	119,655	156,781
Operating loss	(74,739)	(88,215)
Other income (expense):
Interest expense	(4,567)	(814)
Other income, net	177	161
Total other expense, net	(4,390)	(653)
Loss before income taxes	(79,129)	(88,868)
Income tax (benefit) expense	(2,782)	22,282
Net loss	$(76,347)	$(111,150)

Net loss per share:
Basic	$(0.55)	$(0.78)
Diluted	$(0.55)	$(0.78)

Weighted-average shares used to compute net loss per share:
Basic	137,857	142,899
Diluted	137,857	142,899

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$104,987	$202,504
Marketable securities	39,846	44,886
Accounts receivable, net	81,431	112,935
Inventory	132,619	150,551
Prepaid expenses and other current assets	32,703	62,811
Total current assets	391,586	573,687
Property and equipment, net	62,791	68,587
Intangible assets, net and goodwill	168,303	170,958
Other long-term assets	26,194	37,014
Total assets	$648,874	$850,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$87,534	$138,257
Accrued liabilities	146,945	213,030
Deferred revenue	15,235	19,244
Total current liabilities	249,714	370,531
Long-term debt	132,189	130,048
Other long-term liabilities	50,894	50,962
Total liabilities	432,797	551,541

Stockholders’ equity:
Common stock and additional paid-in capital	866,033	854,452
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(536,343)	(442,134)
Total stockholders’ equity	216,077	298,705
Total liabilities and stockholders’ equity	$648,874	$850,246

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2018	2017
Operating activities:
Net loss	$(76,347)	$(111,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,907	11,693
Stock-based compensation	10,823	13,125
Deferred income taxes	(593)	(2,050)
Non-cash restructuring charges	2,933	966
Non-cash interest expense	1,934	—
Other	272	1,630
Net changes in operating assets and liabilities	(45,041)	(52,152)
Net cash used in operating activities	(97,112)	(137,938)

Investing activities:
Purchases of property and equipment, net	(6,782)	(5,166)
Purchases of marketable securities	(14,896)	—
Maturities of marketable securities	20,000	14,160
Sale of marketable securities	—	11,623
Net cash provided by (used in) investing activities	(1,678)	20,617

Financing activities:
Proceeds from issuance of common stock	3,210	6,038
Taxes paid related to net share settlement of equity awards	(2,402)	(6,283)
Payment of deferred acquisition-related consideration	—	(75)
Net cash provided by (used in) financing activities	808	(320)
Effect of exchange rate changes on cash and cash equivalents	465	404
Net decrease in cash and cash equivalents	(97,517)	(117,237)
Cash and cash equivalents at beginning of period	202,504	192,114
Cash and cash equivalents at end of period	$104,987	$74,877

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring costs which primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016, first quarter of 2017 and first quarter of 2018. These expenses were tied to unique circumstances related to organizational restructuring, do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) includes income tax adjustments. Beginning in the first quarter of 2017, we implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2018	2017
GAAP net loss	$(76,347)	$(111,150)
Stock-based compensation:
Cost of revenue	382	495
Research and development	5,005	5,682
Sales and marketing	2,747	2,691
General and administrative	2,689	4,257
Total stock-based compensation	10,823	13,125

Acquisition-related costs:
Cost of revenue	2,655	1,235
Research and development	—	1,136
General and administrative	3	(23)
Total acquisition-related costs	2,658	2,348

Restructuring costs:
Cost of revenue	1,239	393
Research and development	9,599	5,679
Sales and marketing	3,618	5,242
General and administrative	2,282	1,141
Total restructuring costs	16,738	12,455

Non-cash interest expense	1,934	—
Income tax adjustments	(3,170)	20,439
Non-GAAP net loss	$(47,364)	$(62,783)

GAAP shares for diluted net loss per share	137,857	142,899
Add: dilutive shares	—	—
Non-GAAP shares for diluted net loss per share	137,857	142,899

Non-GAAP diluted net loss per share	$(0.34)	$(0.44)

	Three months ended March 31,
(dollars in thousands)	2018	2017
GAAP gross profit	$44,916	$68,566
Stock-based compensation	382	495
Acquisition-related costs	2,655	1,235
Restructuring costs	1,239	393
Non-GAAP gross profit	$49,192	$70,689

GAAP gross profit as a % of revenue	22.2%	31.4%
Stock-based compensation	0.2	0.2
Acquisition-related costs	1.3	0.6
Restructuring costs	0.6	0.1
Non-GAAP gross profit as a % of revenue	24.3%	32.3%

GAAP operating expenses	$119,655	$156,781
Stock-based compensation	(10,441)	(12,630)
Acquisition-related costs	(3)	(1,113)
Restructuring costs	(15,499)	(12,062)
Non-GAAP operating expenses	$93,712	$130,976

GAAP operating loss	$(74,739)	$(88,215)
Stock-based compensation	10,823	13,125
Acquisition-related costs	2,658	2,348
Restructuring costs	16,738	12,455
Non-GAAP operating loss	$(44,520)	$(60,287)

	Three months ended March 31,
(in thousands)	2018	2017
GAAP net loss	$(76,347)	$(111,150)
Income tax (benefit) expense	(2,782)	22,282
Interest expense, net	4,212	761
Depreciation and amortization	8,907	11,693
POP display amortization	3,912	5,165
Stock-based compensation	10,823	13,125
Restructuring costs	16,738	12,455
Adjusted EBITDA	$(34,537)	$(45,669)

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Investor Contact
(855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
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